             UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: July 31, 2015

DISCOUNT COUPONS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Florida	333-183521	27-236124
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760

_____________________________________________

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(727) 480.9959

_____________________________________________________

REGISTRANT’S TELEPHONE NUMBER

Not Applicable

_____________________________________________________

(FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

All correspondence to:

Frederick M. Lehrer, Esquire

Attorney and Counselor at Law

285 Uptown Road, 402

Altamonte Springs, Florida 32701

Office: (321) 972-8060

Email: flehrer@securitiesattorney1.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Discount Coupons Corporation, a Florida corporation, is referred to herein as “we”, “our” or “us”.

Vacation Travel Corporation, a Florida corporation, is referred to herein as “Vacation Travel”.

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On July 31, 2015, we completed a Share Exchange Agreement (the “Agreement”) with Vacation Travel Corp. (“Vacation Travel”) with an August 31, 2015 closing date, which provides that we intend to exchange 46,239,590 of our new issued common stock shares for 15,332,002 common stock shares of Vacation Travel’s shareholders representing all of Vacation Travel’s outstanding shares.  Upon consummation of the Share Exchange, as intended, Vacation Travel’s shareholders and our shareholders will each own 50% of our outstanding common stock shares.    The Agreement is subject to customary representations and warranties by both parties.

The closing of the Share Exchange subjects us the following conditions:

a)

We will effect all necessary regulatory actions and filings with the SEC and FINRA;

b)

We will obtain the resignations of Bruce Sills and Steven P. Martin as our Directors, Brian Pentecost as our President and Steven P. Martin as our Chief Executive Officer;

c)

We will appoint Carl Dilley as our Chairman of the Board and Keith Holloway as our Chief Executive Officer/Chief Financial Officer/Secretary;

d)

We will provide evidence satisfactory to Vacation Travel that the Accounts Payable outstanding as of the date of the Agreement have been converted to equity in an amount mutually agreeable to both parties;

e)

We will provide evidence satisfactory to Vacation Travel that the promissory notes, bridge notes and all other obligations to any note holder have been converted into equity in an amount mutually agreeable by both parties;

f)

Within 90 days of the closing of the Share Exchange, we will file the following delinquent SEC periodic reports: (a) Form 10-K for the fiscal year ended December 31, 2014; (b) Form 10-Q for the quarterly period ending March 31, 2015; and (c) Form 10-Q for the quarterly period ending June 30, 2015; and

g)

We will provide evidence satisfactory to Vacation Travel that 100% of our Taxes Payable have been paid.

The foregoing description of the Agreement is qualified in its entirety with reference to the entire agreement, which has been filed as Exhibit 1.01 attached hereto.

Item 2.01 – Completion of Acquisition or Disposition of Assets

The information in Item 1.01 above is hereby incorporated by reference in this Item 2.01.

Item 5.02- Departure of Directors and Principal Officer; Appointment of Principal Officer and Election of Directors

Departure of Director/Chief Executive Officer:

On July 31, 2015, our Board of Directors accepted the resignation of Steven P.  Martin as our  Chief Executive Officer/Director. The resignation was not in connection with any of our operations, policies or practices.

Departure of Director

On July 31, 2015, our Board of Directors accepted the resignation of Bruce Sills as our Director.  The resignation was not in connection with any of our operations, policies or practices.

Departure of President

On July 31, 2015, our Board of Directors accepted the resignation of Brian Pentecost as our President.  The resignation was not in connection with any of our operations, policies or practices.

Brian Pentecost will remain as our Director.

Appointment of Principal Officer and Election of Directors:

On July 31, 2015, our Board of Directors nominated and appointed Keith Holloway as our Chief Executive Officer/Chief Financial Officer/Secretary and Carl Dilley as our Chairman of the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Increase in Authorized Common Stock Shares to 300,000,000 Shares

On May 29, 2015, our Board of Directors unanimously approved of an increase in our authorized common stock shares to 300,000,000 (the “Authorized Share Increase”).  Thereafter, consenting holders of 26,007,784 voting capital shares or 56.25% of our issued and outstanding voting stock (representing a majority of the outstanding shares of our issued and outstanding Common Stock), voted to authorize and approve the Authorized Share Increase pursuant to a written consent in lieu of a meeting.    On July 30, 2015, we filed the following amendment with the State of Florida regarding the Authorized Share Increase:

“Article IV

1. Authorized Stock.  This corporation is authorized to issue the following shares of capital stock: (a) Common Stock.  The aggregate number of shares of Common Stock that the Corporation shall have authority to issue is 300,000,000 with a par value of $0.00001 per share.”

The amendment is filed hereto as Exhibit 3.1.  We will be mailing to our shareholders  of record a Notice Shareholder Letter to advise them  of the Board of Director/Shareholder  actions approving of the Authorized Share Increase.

Item 9.01 – Financial Statements and Exhibits

Pursuant to the terms of the Agreement, Vacation Travel will provide us with audited financial statements for its last two fiscal years ended December 31.  and unaudited financial statements for any subsequent interim period within 71 days’ of Closing as required.

We will be issuing a press release regarding the Share Exchange Agreement, which is attached hereto as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2015

/s/ Keith Holloway, CEO
By: Keith Holloway, Chief Executive Officer

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
Exhibit	Description

10.1	Share Exchange Agreement

3.1	Amendment to Articles of Incorporation

99.1	Press Release